As filed with the Securities and Exchange Commission on June 27, 2018

Registration No. 333-225118

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Washington	91-1032187
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1550 Market St. #350, Denver, Colorado 80202

(509) 459-6100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gregory T. Mount

President and Chief Executive Officer

1550 Market St. #350, Denver, Colorado 80202

(509) 459-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Erin Joyce Letey

Fox Rothschild LLP

1001 Fourth Avenue, Suite 4500

Seattle, WA 98154

Telephone: (206) 624-3600

Facsimile: (206) 389-1708

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Amendment”) relates to the Registration Statement on Form S-3 (the “Registration Statement”), File No. 333-225118, of Red Lion Hotels Corporation (the “Registrant”) pertaining to the registration for resale by the selling shareholder named therein of up to 3,738,401 shares of the Registrant’s common stock (the “Shares”), which was filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2018 (the “Registration Statement”).

On June 12, 2018 the selling shareholder disposed of the Shares in a privately negotiated transaction with Coliseum Capital Partners, L.P., a Delaware limited partnership, and Blackwell Partners, LLC—Series A, a Delaware limited liability company. As a result of the sale, the Registrant’s obligations with respect to the registration for resale of the Shares expired. In accordance with the undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of the Shares registered pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 26, 2018.

RED LION HOTELS CORPORATION

By:	/s/ Gregory T. Mount
Gregory T. Mount
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Gregory T. Mount Gregory T. Mount	President, Chief Executive Officer and Director (Principal Executive Officer)	June 26, 2018

/s/ Douglas L. Ludwig Douglas L. Ludwig	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 26, 2018

/s/ Nathan M. Troup Nathan M. Troup	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	June 26, 2018

* Robert G. Wolfe	Chairman of the Board of Directors	June 26, 2018

* Raymond R. Brandstrom	Director	June 26, 2018

* James P. Evans	Director	June 26, 2018

* Joseph B. Megibow	Director	June 26, 2018

* Bonny W. Simi	Director	June 26, 2018

* Michael Vernon	Director	June 26, 2018

* Alexander Washburn	Director	June 26, 2018

* By Douglas L. Ludwig, attorney in fact.

/s/ Douglas L. Ludwig
Douglas L. Ludwig